Exhibit 10.11

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED SUPPLY
AND LICENSE AGREEMENT

This Amendment No. 1 to Second Amended and Restated Supply and License Agreement (the "Amendment"), is by and between 4C MEDICAL TECHNOLOGIES, INC., a Delaware corporation, having its principal place of business at 6655 Wedgwood Rd N, Maple Grove, MN 55311 ("4C") and ANTERIS TECHNOLOGIES CORPORATION, a Minnesota corporation, having its principal place of business at 860 Blue Gentian Road, Suite 340, Eagan, MN 55121, ("Supplier" and collectively with 4C, the "Parties", and each a "Party").

WHEREAS, the Parties have entered into that certain Second Amended and Restated Supply and License Agreement with an effective date as of June 1, 2018 (the "Existing Agreement");

WHEREAS since the effective date of the Existing Agreement, Supplier changed its name from Admedus Corporation to Anteris Technologies Corporation;

WHEREAS, the Parties hereto desire to amend the Existing Agreement to update the Specifications and pricing on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 14.4 of the Existing Agreement, the amendments contemplated by the Parties must be contained in a written agreement signed by each Party.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.            Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a)            Exhibit A entitled "Product and Sterilization Specifications" of the Existing Agreement is hereby deleted in its entirety and replaced with the Exhibit A of this Amendment, and the definition of "Product Specifications", "Specifications", and "Sterilization Specifications" shall refer to the new Exhibit A.

(b)            Exhibit B entitled "Pricing" of the Existing Agreement is hereby deleted in its entirety and replaced with Exhibit B of this Amendment.

(c)            All references to "Admedus" are hereby replaced with "Anteris."

(d)           The Supplier's notice information in Section 14.8 is hereby deleted and replaced with the following:

Anteris Technologies Corporation

860 Blue Gentian Road, Suite 340

Eagan, MN 55121

Attn: [***]

E-Mail: [***]

with a copy to:

[***]

3.            Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date last signed below (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Patty. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment. The Parties agree that the amended and replaced Exhibit A in this Amendment does not affect Section 11 of the Existing Agreement, and 4C confirms that Supplier has previously satisfied its requirements to transfer the Sterilization Method under Section 11.

4.            Representations and Warranties. Each Party hereby represents and warrants to the other Party that (a) it has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment; (b) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party; and (c) this Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

5.            Miscellaneous. This Amendment is governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflict of laws provisions of such State. This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by e-mail shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

4C MEDICAL TECHNOLOGIES, INC.

By	/s/ Saravana Kumar
Name:	Saravana Kumar
Title	CEO
Date:	March 5, 2024

ANTERIS TECHNOLOGIES CORPORATION

By	/s/ David St. Denis
Name:	David St. Denis
Title:	COO
Date:	February 20, 2024

The exhibits to this Agreement listed below have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of these exhibits will be provided to the Securities and Exchange Commission upon request.

Exhibit A – Product and Sterilization Specifications

Exhibit B – Pricing